Exhibit 99.1

ASTROTECH REPORTS THIRD QUARTER OF FISCAL YEAR 2016 FINANCIAL RESULTS
Austin, Texas - May 9, 2016 - Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the third quarter of fiscal year 2016 as of March 31, 2016.

“1st Detect’s breakthrough chemical analyzer technology achieved a key validation of our long-term corporate strategy by partnering with Smiths Detection Inc., a subsidiary of Smiths Group, as announced in March,” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “Together, we are working hard to develop next generation explosives trace detection (ETD) systems for the Department of Homeland Security Science and Technology Directorate (DHS S&T) for use at security checkpoints in airports. Having met or exceeded the high level of performance required by both DHS and Smiths Detection to be selected for this program, 1st Detect was chosen to be part of a revolutionary next generation solution that will significantly improve false positives that are endemic in the current generation technology and will also drastically expand the library of explosives that can be detected. We are excited to be working on this worldwide opportunity with Smiths, one of three incumbent ETD providers, and possibly one of two providers should the acquisition of Morpho Detection by Smiths Detection close.

“Additionally, our Astral Images subsidiary continues to make advances in industry leading technology for film-to-digital conversion, image enhancement, defect removal, and color correction software. In April, we announced the availability of Astral HDR ICE™, our new software to automate the ultra-high definition, high dynamic range and color match conversion process for upgrading digital and traditional films to the new HDR10 standard. As evidenced by every major TV manufacturer unveiling new HDR-compatible televisions at CES 2016, consumers are enthusiastic about the new Ultra High Definition/High Dynamic Range/Color Match (UHD/HDR/CM) capabilities. Astral HDR ICE™ automatically color matches the film directors’ and colorists’ creative intent and is designed to quickly and inexpensively meet the increasing demand for UHD/HDR.

“We are excited about the future. Our success attracting development partners for 1st Detect’s technology has created significant opportunities with Smiths in the large international market for ETD systems and with Battelle as we drive toward the next phase of the next generation chemical detector (NGCD) program for the Department of Defense. In addition, Astral Images’ HDR transformation technology is under evaluation by a Tier-1 Hollywood studio, and we are in advanced discussions with a large film museum in California,” concluded Mr. Pickens.

Third Quarter Fiscal Year 2016 Financial Highlights
Revenue, costs of goods sold, SG&A, and R&D are expected to continue to fluctuate based on the timing of contract revenue and 1st Detect’s continued transition from a research company to an operating company.

•	Revenue was $196 thousand, reflecting 1st Detect’s income from research-based, fixed-price, government-related subcontracts.

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Cost of goods sold related to certain deliverables in the Battelle and Smiths projects resulted in a negative $158 thousand gross profit, yet both projects are still projected to net a positive gross profit.

•	Loss from continuing operations before income taxes was $3.9 million.

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Astrotech held $28.0 million in cash and investments at March 31, 2016. This included the receipt of 100% of the $6.1 million indemnity receivable from the sale of its Astrotech Space Operations (ASO) business unit to a wholly-owned subsidiary of Lockheed Martin Corporation in August 2014 following a successful hand-over of the operations and accounting of ASO.

•	Astrotech Corporation had no debt at March 31, 2016.

Technology Highlights

•	1st Detect partnered with Smiths Detection Inc., a subsidiary of Smiths Group, to develop next generation ETD systems for the DHS S&T using 1st Detect’s breakthrough chemical analyzer technology.

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1st Detect received one U.S. patent and one international patent during the third quarter and one U.S. patent in April. The total at April 30, 2016 reached 16 U.S. and 10 international issued and 8 U.S. and 12 international pending.

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Astral Images announced the availability of Astral HDR ICE™ as its new Ultra High Definition/High Dynamic Range/Color Match (UHD/HDR/CM) conversion software package, which upgrades digital and traditional films to the new HDR10 standard while automatically color matching the film directors’ and colorists’ creative intent.

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Astrogenetix continued its long-term efforts to use the unique power of microgravity to develop a novel vaccine and therapeutic products, and, in conjunction with NASA, continued the pursuit of an investigational new drug application with the Food and Drug Administration for Salmonella.

About Astrotech Corporation
Astrotech Corporation (NASDAQ: ASTC) is an innovative science and technology company that invents, acquires, and commercializes technological innovations sourced from research institutions, laboratories, universities, and internally, and then funds, manages, and builds proprietary, scalable start-up companies for profitable divestiture to market leaders to maximize shareholder value. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells chemical analyzers that streamline processes for industrial use in the airport security, food and beverage, semiconductor, pharmaceutical, research and environmental markets, and the military. Sourced from decades of image research from the laboratories of IBM and Kodak combined with classified satellite technology from government laboratories, Astral Images sells film to digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

IR Contact Cathy Mattison and Kirsten Chapman, LHA Investor Relations, (415) 433-3777, ir@astrotechcorp.com

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Revenue	$196	$12	$1,123	$336
Cost of revenue	354	—	986	281
Gross (loss) profit	(158)	12	137	55
Operating expenses:
Selling, general and administrative	1,875	1,681	5,832	5,653
Research and development	1,903	659	4,493	2,335
Total operating expenses	3,778	2,340	10,325	7,988
Loss from operations	(3,936)	(2,328)	(10,188)	(7,933)
Interest and other expense, net	86	76	279	112
Loss from continuing operations before income taxes	(3,850)	(2,252)	(9,909)	(7,821)
Income tax benefit	11	894	9	2,953
Loss from continuing operations	(3,839)	(1,358)	(9,900)	(4,868)
Discontinued operations
Income from discontinued operations	—	—	—	1,303
Income tax expense	—	(753)	—	(3,315)
Gain on sale of discontinued operations	—	—	—	25,630
(Loss) income from discontinued operations	—	(753)	—	23,618
Net (loss) income	(3,839)	(2,111)	(9,900)	18,750
Less: Net loss attributable to noncontrolling interest	(97)	(11)	(268)	(11)
Net (loss) income attributable to Astrotech Corporation	(3,742)	(2,100)	(9,632)	18,761
Less: Deemed dividend to State of Texas	—	—	—	531
Net (loss) income attributable to common stockholders	$(3,742)	$(2,100)	$(9,632)	$18,230

Amounts attributable to Astrotech Corporation:
Loss from continuing operations, net of tax	$(3,742)	$(1,347)	$(9,632)	$(4,857)
(Loss) income from discontinued operations, net of tax	—	(753)	—	23,618
Net (loss) income attributable to Astrotech Corporation	$(3,742)	$(2,100)	$(9,632)	$18,761

Weighted average common shares outstanding:
Basic	20,636	19,497	20,681	19,561

Basic net (loss) income per common share:
Net loss attributable to Astrotech Corporation from continuing operations	$(0.18)	$(0.07)	$(0.47)	$(0.28)
Net (loss) income from discontinued operations	—	(0.04)	—	1.21
Net (loss) income attributable to Astrotech Corporation	$(0.18)	$(0.11)	$(0.47)	$0.93

Other comprehensive income, net of tax:
Available-for-sale securities:
Net unrealized gain (loss), net of tax (expense) benefit of ($10), ($5), $63, and ($5)	$18	$8	$(117)	$8
Reclassification adjustment for realized losses included in net (loss) income, net of taxes of $0, $0, $5, and $0	—	—	9	—
Total comprehensive (loss) income	$(3,724)	$(2,092)	$(9,740)	$18,769

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31, 2016	June 30, 2015

Assets
Current assets
Cash and cash equivalents	$6,073	$2,330
Short-term investments	17,658	23,161
Accounts receivable, net of allowance	314	198
Inventory	1,536	509
Indemnity receivable	—	6,100
Prepaid expenses and other current assets	470	296
Total current assets	26,051	32,594
Property and equipment, net	3,554	3,108
Long-term investments	4,304	8,516
Total assets	$33,909	$44,218

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$296	$398
Accrued liabilities and other	1,517	1,801
Income tax payable	—	190
Total current liabilities	1,813	2,389
Other liabilities	113	101
Total liabilities	$1,926	$2,490

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 shares authorized; no shares issued and outstanding, at March 31, 2016 and June 30, 2015	—	—
Common stock, no par value, 75,000,000 shares authorized; 21,776,381 and 21,864,548 shares issued at March 31, 2016 and June 30, 2015, respectively; 20,612,506 and 20,743,973 shares outstanding at March 31, 2016 and June 30, 2015, respectively	189,164	189,007
Treasury stock, 1,163,875 and 1,120,575 shares at cost at March 31, 2016 and June 30, 2015, respectively	(2,789)	(2,672)
Additional paid-in capital	1,420	1,139
Accumulated deficit	(155,654)	(146,022)
Accumulated other comprehensive loss	(189)	(23)
Equity attributable to stockholders of Astrotech Corporation	31,952	41,429
Noncontrolling interest	31	299
Total stockholders’ equity	31,983	41,728
Total liabilities and stockholders’ equity	$33,909	$44,218